QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of Dr Pepper Snapple Group, Inc. on Amendment No. 1 to Form S-4 of our report dated March 7, 2018 related to the consolidated financial statements of Maple Parent Holdings, Corp. and its subsidiaries, as of September 30, 2017 (Successor) and September 24, 2016 (Successor), and for the period September 25, 2016 to September 30, 2017 (Successor), the period December 4, 2015 to September 24, 2016 (Successor), and the period September 27, 2015 to March 2, 2016 (Predecessor), appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Independent Auditors" in such prospectus.

/s/ Deloitte & Touche LLP
Boston, MA
May 11, 2018

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS